Exhibit 10.1

BRISTOL CAPITAL ADVISORS, LLC

NOTIFICATION OF DISPOSITION OF COLLATERAL

Date:        June 5, 2008

To:          Oxis International, Inc.
323 Vintage Park Drive, Suite B
Foster City, California 94404
Fax: (650) 212-2569
Attention: Marvin S. Hausman, M.D., President and Chief Executive Officer

From:      Bristol Investment Fund, Ltd.
c/o Bristol Capital Advisors, LLC
10990 Wilshire Boulevard, Suite 1410
Los Angeles, California 90024

Reference is made to the Security Agreement dated as of October 25, 2006 (the “Security Agreement”) among Oxis International, Inc. (the “Company”), the Subsidiaries of the Company signatory thereto and the holders signatory thereto of the Company’s Original Issue Discount Secured Convertible Debentures due October 25, 2008 and issued on October 25, 2006 in the original aggregate principal amount of $1,694,250.

We will sell all or some of the “Pledged Securities” (as that term is defined in the Security Agreement) to the highest qualified bidder in public as follows:

Day and Date:  Thursday, June 19, 2008

Time:  10 A.M.

Place:  The Offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP, Park Avenue Tower, 65 East 55th Street, New York, NY 10022.

You are entitled to an accounting of the unpaid indebtedness secured by the property that we intend to sell for a charge equal to our reasonable cost for the preparation thereof.  You may request an accounting by calling us at 310-696-0333.

This Notice is made in satisfaction of Section 9-613 of the Uniform Commercial Code.

10990 Wilshire Blvd., Suite 1410
Los Angeles, California 90024
Tel: (310) 696-0333  Fax: (310) 696-0334
579761-2